UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2014


                          Red Giant Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-53310                 98-0471928
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

 614 E. Hwy 50, Suite 235, Clermont, FL                            34711
(Address of principal executive offices)                        (Zip Code)

                                 (866) 926-6427
           (Issuer's telephone/facsimile numbers, including area code)

                                 Not Applicable
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17CFR240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

NEW NOTE ISSUANCE TO JSJ INVESTMENTS, INC. ("JSJ")

On July 25, 2014, we issued a $100,000 22% Convertible Note (the "JSJ Note") to JSJ. The JSJ Note is due and payable on January 25, 2015 at a premium of 150% of the principal amount upon approval and acceptance by JSJ, with the principal balance of the note payable on demand. If we fail to repay the JSJ Note on demand, a default interest rate of 22% shall also apply from such date. We may not prepay this Note.

The JSJ Note is convertible into shares of our common stock at a conversion price equal to the lower of 55% of the average of the three lowest trading prices in (i) the 20 trading days prior to the date of conversion; or (ii) the ten trading days prior to the execution of the JSJ Note. If we do not issue shares to JSJ within three business days after receipt of a conversion notice, we will be required to issue an additional 25% shares of the shares in the conversion notice per day beginning on the fourth day following our receipt of a conversion notice. This conversion price is subject to adjustment if we issue any securities convertible into or exercisable for common stock where the aggregate price of purchase and exercise per share is lower than the then-existing conversion price.

In addition, if the aggregate price per share of any securities we issue that are convertible into or exchangeable for, directly or indirectly, or exercisable for common stock

The JSJ Note was issued to JSJ pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and regulations promulgated thereunder. We believe that JSJ is an accredited investor and had adequate information about us as well as the opportunity to ask questions and receive responses from our management.

The description above of the JSJ Note does not purport to be complete and are qualified in its entirety by reference to the full text of the JSJ Note filed as
Exhibit 4.1 hereto.

AMENDMENTS TO PRIOR NOTES ISSUED TO JSJ INVESTMENTS, INC. ("JSJ")

As disclosed in our Quarterly Report on Form 10-Q filed on July 23, 2014, we had issued other convertible notes to JSJ on June 10, 2014 and July 11, 2014 (the "Prior Notes"). On July 25, 2014, we also entered into amendments of the Prior Notes increasing the interest rate on each Prior Note to 22% per annum from the issue date of such Prior Note and increasing the default interest rate of each Prior Note to 22% per annum from the maturity date of such Prior Note.

The description above of the Prior Notes and amendments thereto does not purport to be complete and are qualified in its entirety by reference to the full text of the form of amendments filed as Exhibit 4.2 hereto.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

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
On July 24, 2014, we issued 55,629,622 shares of our common stock to JMJ Financial to convert $25,033.33 of the principal and interest owed under the $335,000 Convertible Promissory Note dated as of June 13, 2013 filed as Exhibit
4.13 to our Annual Report on Form 10-K filed with the SEC on February 20, 2014. The issuance was made pursuant to a July 22, 2014 notice of conversion.

On July 24, 2014, we issued 23,684,211 shares of common stock to Asher Enterprises, Inc. to convert $22,500 in partial principal due under a 8% Convertible Promissory Note dated as of January 7, 2014 in substantially the form filed as Exhibit 4.9 to our Annual Report on Form 10-K filed with the SEC on December 5, 2013. The issuance was made pursuant to a July 23, 2014 notice of conversion.

On July 30, 2014, we issued 11,649,485 shares of common stock to Asher Enterprises, Inc. to convert $11,300 in principal and interest due, constituting all remaining principal and interest due, under a 8% Convertible Promissory Note dated as of January 7, 2014 in substantially the form filed as Exhibit 4.9 to our Annual Report on Form 10-K filed with the SEC on December 5, 2013. The issuance was made pursuant to a July 28, 2014 notice of conversion.

As of August 1, 2014, we have 2,262,498,291 shares of common stock issued and outstanding.

SECTION 9 - EXHIBITS

ITEM 9.01 - EXHIBITS

Exhibit
Number                             Description
------                             -----------

4.1 22% Convertible Note between the Registrant and JSJ Investments, Inc. dated July 25, 2014

4.2       Form of Amendment to Notes to JSJ Investments, Inc.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Red Giant Entertainment, Inc.


Dated: August 1, 2014                     /s/ Benny R. Powell
                                          --------------------------------------
                                     By:  Benny R. Powell
                                     Its: Chief Executive Officer, President,
                                          Chief Financial Officer, and Secretary

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